SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

July 22, 2003

THE GAP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(650) 952-4400

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On July 22, 2003, The Gap, Inc. (the “Company”) issued a press release announcing that Charles K. Crovitz resigns from his role as Executive Vice President and Chief Supply Chain Officer of the Company. A copy of this press release is attached hereto as Exhibit 99.1.

On July 21, 2003, the Company entered into a termination agreement with Charles K. Crovitz. A copy of the termination agreement is attached hereto as Exhibit 10.1.

Item 7.    Exhibits.

10.1	Agreement of termination of employment dated as of July 21, 2003 by and between Charles K. Crovitz and The Gap, Inc.

99.1	Press Release dated July 22, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC. (Registrant)

Date: July 22, 2003	By:	/s/ PAUL S. PRESSLER
Paul S. Pressler President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement of termination of employment dated as of July 21, 2003 by and between Charles K. Crovitz and The Gap, Inc.

99.1	Press Release dated July 22, 2003

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